Exhibit 23.2

John T. Boyd Company

4000 Town Center Boulevard, Suite 300

Canonsburg, PA 15317

CONSENT OF THIRD-PARTY QUALIFIED PERSON

The John T. Boyd Company (“BOYD”) in connection with the filing of the CONSOL Energy Inc. Annual Report on Form 10-K (the “Form 10-K”), consent to:

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the filing and use of the technical report summary titled “Technical Report Summary, Coal Resources and Coal Reserves, Pennsylvania Mining Complex, Pennsylvania and West Virginia” (the “PAMC Technical Report”), with an effective date of December 31, 2021, as an exhibit to and referenced in the Form 10-K;

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the filing and use of the technical report summary titled “Technical Report Summary, Coal Resources and Coal Reserves, Itmann No. 5 Mine, Wyoming County, West Virginia” (the “Itmann Technical Report”), with an effective date of December 31, 2021, as an exhibit to and referenced in the Form 10-K;

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the filing and use of the technical report summary titled “Technical Report Summary, Coal Resources, Mason Dixon and River Mine Properties, Greene County, Pennsylvania, Marshall, Monongalia, and Wetzel Counties, West Virginia” (the “Mason Dixon Technical Report” and together with the PAMC Technical Report and Itmann Technical Report, the “Technical Reports”), with an effective date of December 31, 2021, as an exhibit to and referenced in the Form 10-K;

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the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form 10-K and any such Technical Report; and

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the information derived, summarized, quoted or referenced from any of the Technical Reports, or portions thereof, that was prepared by BOYD, that BOYD supervised the preparation of and/or that was reviewed and approved by BOYD, that is included or incorporated by reference in the Form 10-K.

BOYD is responsible for authoring, and this consent pertains to, the Technical Reports. BOYD certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the sections of the Technical Reports for which BOYD is responsible.

BOYD also consents to the incorporation by reference in CONSOL Energy Inc.’s registration statements on Form S-8 (Nos. 333-221727, 333-238173 and 333-251852) of the above items as included in the Form 10-K.

The John T. Boyd Company

/s/ John T. Boyd II

President and CEO

February 11, 2022